Exhibit 21.1

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Air LB North America, Inc.	Canada	Amphenol Air LB
Amphenol Air LB GmbH	Germany	Amphenol Air LB
Air LB International Development S.A.	Luxembourg	Amphenol Air LB
Amphenol Air LB S.A.S.	France	Amphenol Air LB
Amphenol Alden Products Co.	Delaware, U.S.A.	Alden
Amphenol Alden Products Mexico, S.A. de C.V.	Mexico	Alden
Amphenol Antel, Inc.	Illinois, U.S.A.	Amphenol Antel
Amphenol Assembletech (Xiamen) Co., Ltd.	China	Amphenol Assembletech China
Amphenol Australia Pty Ltd.	Australia	Amphenol Australia
Amphenol Benelux B.V.	The Netherlands	Amphenol ABEN
Amphenol Borg Limited	England	Amphenol Borg
Amphenol Borg Pension Trustees Ltd.	England	Amphenol Borg Pension
Amphenol Cables On Demand Corp.	Delaware, U.S.A.	Cables on Demand
Amphenol Canada Corp.	Canada	Amphenol
Amphenol Commercial Products (Chengdu) Co., Ltd.	China	Amphenol Chengdu
Amphenol (Changzhou) Connector Systems Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol CNT (Xian) Technology Co., Ltd.	China	Amphenol CNT
Amphenol Commercial Products (Chengdu) Co., Ltd.	China	Amphenol Commercial Products
Amphenol Connex Corporation	Delaware, U.S.A.	Connex
Amphenol do Brasil LTDA.	Brazil	Amphenol
Amphenol Commercial and Industrial UK, Limited	England	Amphenol
Amphenol Connexus AB	Sweden	Connexus
Amphenol Connexus Ou	Estonia	Amphenol
Amphenol-Daeshin Electronics and Precision Co., Ltd.	Korea	Amphenol Dae Shin, Dae Shin, Amphenol
Amphenol East Asia Electronic Technology (Shenzen) Co. Ltd.	China	AEAL, Amphenol
Amphenol East Asia Limited	Hong Kong	Amphenol
Amphenol RF Asia Limited	Hong Kong	Amphenol
Amphenol Finland OY	Finland	Amphenol Finland
Amphenol France Acquisition SAS	France	Amphenol
Amphenol France S.A.S.	France	Amphenol
Amphenol Funding Corp.	Delaware U.S.A.	Amphenol
Amphenol Germany GmbH	Germany	Amphenol
Amphenol Gesellschaft m.b.H.	Austria	Amphenol, AVIN
Amphenol Holding UK, Limited	England	Amphenol
Amphenol Intercon Systems, Inc.	Delaware, U.S.A.	Intercon
Amphenol Interconnect India Private Limited	India	Amphenol India
Amphenol Interconnect Products Corporation	Delaware, U.S.A.	AIPC, Amphenol
Amphenol International Ltd.	Delaware, U.S.A.	Amphenol International
Amphenol Italia, S.R.L.	Italy	Amphenol
Amphenol Japan Ltd.	Japan	Amphenol
Amphenol-Kai Jack Industrial Co., Ltd.	Taiwan	Amphenol RF, Kai Jack
Amphenol-Kai Jack (Shenzen), Inc.	China	Kai Jack
Amphenol Limited	England	Amphenol, LTD
Amphenol Malaysia Sdn Bhd.	Malaysia	T&M Antennas
Amphenol Middle East Enterprises	U.A.E.	Amphenol

(1)   Each Subsidiary also does business under the corresponding corporate name listed in column 1.

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Mobile Comm. Products India Private Ltd.	India	Amphenol MCP India
Amphenol Netherlands Holdings 1B.V.	Netherlands	Amphenol
Amphenol Netherlands Holdings 2B.V	Netherlands	Amphenol
Amphenol Omniconnect India Private Limited	India	Amphenol
Amphenol Optimize Manufacturing Co.	Arizona, U.S.A.	Optimize
Amphenol Optimize Mexico S.A. de C.V.	Mexico	Optimize
Amphenol PCD, Inc.	Delaware, U.S.A.	Amphenol PCD
Amphenol PCD (Shenzen) Co., Ltd.	China	PCD
Amphenol Phoenix Co., Ltd.	Korea	Phoenix Korea
Amphenol Printed Circuits, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Shouh Min Enterprise (Hong Kong) Company Limited	Hong Kong	Amphenol Shouh Min
Amphenol Shouh Min Industry (Shenzhen) Co., Ltd.	China	Shouh Min
Amphenol Steward Enterprises, Inc.	Texas, U.S.A.	Steward
Amphenol Singapore Pte Ltd.	Singapore	AEAL
Amphenol Socapex S.A.S.	France	Socapex
Amphenol SV Microwave Acquisition Corp.	Delaware, U.S.A.	Amphenol SV Microwave
Amphenol T&M Antennas, Inc.	Delaware, U.S.A.	T&M Antennas, Amphenol T&M
Amphenol TCS Ireland Ltd.	Ireland	Amphenol TCS Ireland Limited
Amphenol TCS (Malaysia) Sdn Bhd	Malaysia	Amphenol TCS (Malaysia) Sdn Bhd
Amphenol TCS de Mexico S.A. de C.V.	Mexico	Amphenol TCS de Mexico S.A. de C.V.
Amphenol Technology (Zhuhai) Co. Ltd.	China	Amphenol
Amphenol-TFC (Changzhou) Communications Equipment Co., Ltd.	China	Amphenol, Times Fiber, TFC
Amphenol TFC do Brasil Ltda.	Brazil	Amphenol
Amphenol TFC Fios E Cabos do Brasil Ltda.	Brazil	Amphenol
Amphenol TFC MDE Participacoes Ltda.	Brazil	Amphenol
Amphenol Taiwan Corporation	Taiwan	Amphenol
Amphenol Technical Products International Co.	Canada	Technical Products International, TPI Amphenol TPI
Amphenol Technology (Shenzen) Co. Ltd.	China	Amphenol
Amphenol Terrier Technology Systems (Proprietary) Limited	South Africa	Terrier
Amphenol Tianjin Co., Ltd.	China	HTEC
Amphenol Times Microwave Electronics (Shanghai) Ltd.	China	Times Microwave Shanghai
Amphenol Tuchel Electronics GmbH	Germany	Tuchel
Amphenol Tunisia L.L.C.	Tunisia	Amphenol Tunisia
Amphenol USHoldco Inc.	Delaware, U.S.A.	Amphenol
Asia Connector Services, Ltd.	Delaware, U.S.A.	Asia Connector Services
C&S Antennas, Inc.	Delaware, U.S.A.	Amphenol
C&S Antennas, Ltd	U.K.	Amphenol
ContactServe (Proprietary) Limited	South Africa	ContactServe
CSA Ltd.	U.K.	Amphenol
Changzhou Amphenol Fuyang Communication Equipment Company Limited	China	Fuyang
East Asia Connector Services, Ltd.	China	East Asia Connector Services
ETD Amphenol Fiber Optic Tech. (Shenzen) Co., Ltd.	China	ETD
Fiber Systems International, Inc.	Texas, U.S.A.	FSI
Filec Europe Centrale s.r.o.	Czech Republic	Filec
Filec Production S.A.S. France	France	Filec
Filec S.A.S.	France	Filec
FSI Holdings, Inc.	Nevada, U.S.A.	Amphenol
Guangzhou Amphenol Electronics Co. Ltd.	China	Amphenol
Guangzhou Amphenol Electronics Communication	China	Amphenol, GEC

(1)   Each Subsidiary also does business under the corresponding corporate name listed in column 1.

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Co., Ltd.
Guangzhou Amphenol Sincere Flex Circuits Co., Ltd.	China	Sincere
Hangzhou Amphenol Phoenix Telecom Parts Co. Ltd.	China	Phoenix
Jaybeam Wireless Holding, Inc.	Delaware, U.S.A.	Jaybeam
Jaybeam Wireless, Inc.	Delaware, U.S.A.	Jaybeam
Jaybeam Ltd.	U.K.	Jaybeam
Jaybeam Wireless SAS	France	Jaybeam
KE Ostrov — Elektrik, s.r.o.	Czech Republic	Konfektion E.
Konfektion E Elektronik GmbH	Germany	Konfektion E.
Konfection E — SK, s.r.o.	Slovakia	Konfektion E.
Konnektech, Ltd.	Michigan, U.S.A.	Amphenol
Korea Air Electronics Co., Ltd.	Korea	KAE
LPL Technologies Holding GmbH	Germany	Amphenol
Lectric SARL	Tunisia	Amphenol
Matir, S.A.	Uruguay	Amphenol
Precision Cable Manufacturing Corporation de Mexico, S.A. de C.V.	Mexico	Amphenol
Pyle-National Ltd.	England	Pyle-National
RSI International Ltd.	U.K.	Amphenol
Shanghai Amphenol Airwave Communication Co., Ltd.	China	Shanghai Airwave, T&M Antennas
Sine Systems Corporation	Delaware, U.S.A.	Sine
Societe d’Etudes et de Fabrication Electroniques et Electriques SAS	France	SEFEE
Spectra Strip Limited	England	Amphenol
SV Microwave Components Group, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave Technologies, Inc.	Delaware, U.S.A.	SV Microwave
TCS Japan, k.k.	Japan	TCS Japan
TFC South America S.A.	Argentina	Times Fiber
Tianjin Amphenol KAE Co., Ltd.	China	KAE
Times Fiber Canada Limited	Canada	Times Fiber
Times Fiber Communications, Inc.	Delaware, U.S.A.	Times Fiber
Times Microwave Systems, Inc.	Delaware, U.S.A.	Times Microwave
Times Wire and Cable Company	Delaware, U.S.A.	Amphenol
U-Jin Cable Industrial Co., Ltd.	Korea	U-JIN

(1)   Each Subsidiary also does business under the corresponding corporate name listed in column 1.